Press Release	Source: Vitro Diagnostics, Inc.

Vitro Raises Capital from Previous Investors

December 30, 2009

Golden, Colorado—December 30, 2009—Vitro Diagnostics, Inc. (OTCBB: VODG), dba Vitro Biopharma, announced the completion of a private placement of its common stock and warrants  representing an initial investment of $87,500, with an additional $87,500 should the warrants be exercised, by a group of private investors who previously purchased the Company’s stock at a 36% lower price, through a prior private placement.  Please see the associated Form 8-K for additional details regarding this transaction.

“We are very pleased to announce additional capital infusion into the Company at this time”, said Dr Jim Musick, Ph.D., Vitro’s CEO.  “This capital provides funding for our ongoing expansion of manufacturing to meet growing demand for our “Tools for Stem Cell and Drug Development™” product line.  We anticipate that the capital provided will allow us to gain profitability and continue to expand product sales. We have been able to achieve commercialization of our stem cell products and near term opportunities to achieve profitability while maintaining a favorable capital structure with less than 20 million shares outstanding.  We have developed and manufacture superior products allowing us significant product sales with modest cash infusion and marginal shareholder dilution through prudent management of our available capital. In addition to financial support, this investor group has agreed to provide marketing and public relations resources to continue the growth of sales Vitro has recently experienced.”

THE SECURITIES DISCUSSED IN THIS RELEASE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES' LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS.

About Vitro Diagnostics, Inc.

Vitro Diagnostics, Inc. dba Vitro Biopharma (OTCBB: VODG; http://www.vitrobiopharma.com), known for “Harnessing the Power of Cells” owns US patents for production of FSH, a fertility drug, immortalization of cells, and adult stem cells.  The Company also owns a pending US patent regarding stem cell-based cancer treatments, generation of iPS cells and is continuously developing newly patentable cell lines and technologies.  Vitro recently established a new high tech and regulatory compliant manufacturing, R&D and corporate facility in Golden, Colorado.  We manufacture and sell “Tools for Stem Cell and Drug Development™”, including human mesenchymal stem cells and derivatives, optimized media for sustained self-renewal, lineage-specific differentiation and products supporting induced pluripotent stem cell and cancer research.

Safe Harbor Statement

Certain statements contained herein and subsequent statements made by and on behalf of the Company, whether oral or written may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward looking statements are identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s plan of business operations, product research and development activities, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures.  Factors that could cause actual results to differ materially include, among others, acceptability of the Company’s products in the market place, general economic conditions, receipt of additional working capital, the overall state of the biotechnology industry and other factors set forth in the Company’s filings with the Securities and Exchange Commission.  Most of these factors are outside the control of the Company.  Investors are cautioned not to put undue reliance on forward-looking statements.  Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

CONTACT:  Dr. James Musick

Chief Executive Officer

Vitro Diagnostics, Inc.

(303) 999-2130

E-mail: jim@vitrodiag.com

Source: Vitro Diagnostics, Inc.